SCHEDULE 14C INFORMATION
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement Only

☐	Confidential, for Use of the Commission (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

WIFIMED HOLDINGS COMPANY, INC.
(Name of Registrant as Specified in its Certificate of Incorporation)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

WIFIMED HOLDINGS COMPANY, INC.
2000 RiverEdge Parkway, Suite GL 100A
Atlanta, GA 30328

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of WiFiMed Holdings Company, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”) and our Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), voting together on an as-converted basis, have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Articles of Incorporation (our “Certificate of Amendment”) to change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”; to cancel all classes of Preferred Stock; and to reverse the issued and outstanding common stock by a ratio of 250:1. The Board of Directors has resolved to elect to convert the Company to an investment company under sections 55-65 of the Investment Company Act of 1940 with the Securities and Exchange Commission (SEC) and to treat the two current operating subsidiary companies (EncounterPRO Healthcare Resources, Inc. (“EncounterPRO”) and CyberMedx Medical Systems, Inc. (“CyberMedx”)) as portfolio companies and subsequently to spin off each of these portfolio companies as a one-time special dividend to the shareholders as new public companies. Principal Capital Group, Inc., an owner of 8.21% of our common stock, presented this Amendment to our Board of Directors with the consenting group vote of approximately 34% of the outstanding shares.  The Amendment presented to the Board of Directors was voted unanimously in favor of approval (representing 50.52% of the outstanding vote) and, consequently, no additional votes are required to approve the action.

The accompanying information statement (this “Information Statement”), which describes the proposed name change in more detail and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock and our Preferred Stock, voting together on an as-converted basis, is sufficient to approve the proposed name change. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the proposed name change will not be effected until at least twenty (20) calendar days following the mailing of the accompanying Information Statement to our stockholders.

Your consent regarding the proposed name change is not required and is not being solicited in connection with this corporate action. The accompanying Information Statement will serve as notice pursuant to Section 78.385 of the Nevada Revised Statutes of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the proposed name change. We will first mail this Information Statement on or about March 16, 2009 to stockholders of record as of March 12, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

By Order of the Board of Directors

Gregory D. Vacca,
Chief Executive Officer

March 16, 2009

WIFIMED HOLDINGS COMPANY, INC.
2000 RiverEdge Parkway, Suite GL100A
Atlanta, GA 30328

INFORMATION STATEMENT PURSUANT TO SCHEDULE 14C

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION
PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS
REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE
NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY. THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION
STATEMENT IS MARCH 16, 2009.

WiFiMed Holdings Company, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), and our Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), voting together on an as-converted basis, have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Articles of Incorporation (our “Certificate of Incorporation”) to change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”; to cancel all classes of Preferred Stock; and to reverse the issued and outstanding common stock by a ratio of 250:1. The Board of Directors has resolved to elect to convert the Company to an investment company under sections 55-65 of the Investment Company Act of 1940 with the SEC and to treat the two current operating subsidiary companies (EncounterPRO Healthcare Resources, Inc. (“EncounterPRO”) and CyberMedx Medical Systems, Inc. (“CyberMedx”)) as portfolio companies and subsequently to spin off each of these portfolio companies as a one-time special dividend to the shareholders as new public companies.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q1:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a Special Meeting?

A1:
Pursuant to the Action by Written Consent of the Stockholders in lieu of a Special Meeting, dated as of March 16, 2009, our stockholders holding at least a majority of the issued and outstanding shares of our Common Stock and Preferred Stock, voting together on an as-converted basis, approved an amendment to our Articles of Incorporation (our “Certificate of Amendment”) to change our name from “WIFIMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”; to cancel all classes of Preferred Stock; to reverse the issued and outstanding common stock by a ratio of 250:1; to elect to convert the Company to an investment company under sections 55-65 of the Investment Company Act of 1940; to treat the two current operating subsidiary companies (EncounterPRO and CyberMedx) as portfolio companies, and subsequently to spin off each of these portfolio companies as a one-time special dividend to the shareholders as new public companies, is set forth below in the section entitled “Approval of Name Change Amendment.”

Q2:	How many shares of Common Stock were voted in favor of the Amendment?

A2:
The approval of the Amendment by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock and Preferred Stock, voting together on an as-converted basis, as of March 12, 2009 (the “Record Date”). As of the Record Date, 60,928,828 shares of our

Common Stock were issued and outstanding and 0 shares of our Preferred Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. Principal Capital Group, Inc., an owner of 8.21 % of our common stock, presented this Amendment to our Board of Directors with the consenting group vote of approximately 34% of the outstanding shares.  The Amendment presented to the Board of Directors was voted unanimously in favor of approval (representing 50.52% of the outstanding vote) and consequently, no additional votes are required to approve the action of the following: name change from “WiFiMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”; to cancel all classes of Preferred Stock; to reverse the issued and outstanding common stock by a ratio of 250:1; to elect to convert the Company to an investment company under sections 55-65 of the Investment Company Act of 1940; to treat the two current operating subsidiary companies (EncounterPRO and CyberMedx) as portfolio companies and subsequently to spin off each of these portfolio companies as a one-time special dividend to the shareholders as new public companies.

Q3:	Why is the Company amending its Articles of Incorporation through a stockholder written consent in lieu of holding a stockholder meeting?

A3:
Under the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock and Preferred Stock, on an as-converted basis, is sufficient to approve and adopt the Certificate of Amendment. The Company is not required to solicit the vote of any additional stockholders to effect the Amendment. However, the Company is obligated by the Nevada Revised Statutes and the federal securities laws to provide this Information Statement to you in connection with the Certificate of Amendment.

Q4:	Has the Board approved the amendment?

A4:	Yes. The Board approved the amendment on March 12, 2009.

Q5:	When will the Amendment be effective?

A5:
The Certificate of Amendment will become effective on the date it is filed with the Nevada Secretary of State, which we anticipate to be on or around April 5, 2009. In accordance with the federal securities laws, the proposed name change will not be effected until at least twenty (20) calendar days following the mailing of this Information Statement.

Q6:	Am I entitled to dissenter’s rights in connection with the name change?

A6:	No. The Nevada Revised Statutes does not provide for dissenter’s rights with respect to the Amendment.

APPROVAL OF AMENDMENTS

Amendments

Our Board and a majority of the holders of our Common Stock and Preferred Stock, voting together on an as-converted basis, have approved an amendment to our Articles of Incorporation to change our name from “WiFiMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”; to cancel all classes of Preferred Stock and to reverse the issued and outstanding common stock by a ratio of 250:1. The Board of Directors has resolved to elect to convert the Company to an investment company under sections 55-65 of the Investment Company Act of 1940 with the SEC and to treat the two current operating subsidiary companies (EncounterPRO and CyberMedx) as portfolio companies and subsequently to spin off each of these portfolio companies as a one-time special dividend to the shareholders as new public companies. This amendment is being effected because our Board believes that the actions in the amendment will unify the Company and its employees under a single name, vision, mission, and set of values; ensure unified communication of the vision, mission, and set of values Company-wide; provide a new capitalization structure that will give the company access to larger capital markets; and accelerate an increase in shareholder value, with the spin off of EncounterPRO and CyberMedx being the first actions in accreting that value.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 12, 2009, about stockholders whom we believe are the beneficial owners of more than five percent of our outstanding Common Stock or Preferred Stock as well as information regarding stock ownership by our directors, executive officers, and directors and executive officers as a group.

As of March 12, 2009, 60,928,828 shares of our Common Stock were outstanding and 0 shares of Series A Preferred Stock were outstanding.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of Common Stock and Preferred Stock that he, she or it beneficially owns. The holders of our shares of Common Stock are entitled to one vote for each outstanding share on matters submitted to our stockholders. The holders of our shares of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock so held could be converted. Shares covered by stock options are included in the table only to the extent that such options were exercisable as of March 12, 2009 or become exercisable within 60 days after such date ( i.e., which become exercisable by May_____, 2009).

Except as otherwise noted below, the address of each person or entity named in the following table is c/o WiFiMed Holdings Company, Inc., 2000 RiverEdge Parkway, Suite GL100A, Atlanta, GA 30328.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Interest		Percent of Class

Common Stock	Gregory Vacca (1)	5,000,000	(2)	8.21%

Common Stock	Marshall Sterman (1)	189,270	(3)	0.31%

Common Stock	Robert Coffill (1)			*

Common Stock	Richard Burtt (1)	223,175	(4)	0.37%

Common Stock	Dave Hubbard (1)	1,154,867	(5)	1.90%

Common Stock	JMJ Technologies, Inc.(1)	4,862,067	(6)	7.98%

Common Stock	James D. Copenhaver(1)	3,000,000	(6)	4.92%

Common Stock	Kathleen St. John	3,500,000	(7)	5.74%

Common Stock	Ronald Barnett	4,050,000	(8)	6.65%

Common Stock	Mark Bloomberg	1,054,384		1.73%

Common Stock	Steve Eckert	2,750,000	(9)	4.51%

Common Stock	Principal Capital Group	5,000,000	(10)	8.21%

Total for all consenting Shareholders including Officers and Directors:		30,783,763	(2) (3) (4) (5)	50.52%

* Equals less than 1 percent.

(1)	Except as otherwise noted each person’s business address is c/o the Company, 2000 RiverEdge Pkwy, Ste. GL 100A, Atlanta, Georgia 30328.
(2)	Voting and disposition control resides with Gregory Vacca.
(3)
Person retains voting and disposition control with respect to 189,270 shares. Does not include 32,000 shares owned by Mr. Sterman’s adult daughter, Jessica Weinstein; 32,000 shares owned by his daughter-in-law, Pajes Merriman; or 40,000 shares owned by Mr. Sterman’s wife, Dorothy Myerson Sterman, of which Mr. Sterman disclaims beneficial ownership. Also does not include 40,000 shares owned by the Mayflower Group LTD, of which Mr. Sterman is the President and the shares of which reporting person disclaims beneficial ownership.

(4)	Person holds voting and disposition control indirectly with respect to 223,175 shares of common stock through Value Added Strategies, LLC, of which entity such person is the principal owner.
(5)	Person retains voting and disposition control with respect to the 1,154,867 shares of common stock.
(6)
Voting and disposition control with respect to all of the shares is held by James D. Copenhaver, President, CEO and sole Director of JMJ Technologies, Inc., which consists of 4,862,067 common shares and warrants to obtain 1,600,000 shares at $0.01 per share.

(7)	Person retains voting and disposition control with respect to all of the shares, which consist of 3,500,000 shares of common stock.
(8)	Person retains voting and disposition control with respect to all of the shares, which consist of 4,050,000 shares of common stock.
(9)	Person retains voting and disposition control with respect to all of the shares, which consist of 2,750,000 shares of common stock.
(10)	Person retains voting and disposition control with respect to all of the shares, which consist of 5,000,000 shares of common stock.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Certificate of Amendment, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock (including options to purchase our capital stock) set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the Amendment.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 2000 RiverEdge Pkwy, Ste GL 100A, Atlanta, Georgia 30328 Attn: Corporate Secretary.

We are amending our articles to change our name from “WiFiMed Holdings Company, Inc.” to “PROvisor Diversified Technologies Corp.”; to cancel all classes of Preferred Stock and to reverse the issued and outstanding common stock by a ratio of 250:1. We are filing a Form N-6 with the SEC to elect to convert the Company to an investment company under sections 55-65 of the Investment Company Act of 1940. We intend to treat our two current operating subsidiary companies (EncounterPRO and CyberMedx) as portfolio companies and subsequently to spin off each of these portfolio companies as a one-time special dividend as new public companies to the shareholders. This amendment and subsequent corporate action is being effected because our Board believes that the actions in the amendment will unify the Company and its employees under a single name, vision, mission, and set of values; ensure unified communication of the vision, mission, and set of values Company-wide;  provide a new capitalization structure that will give the company access to larger capital markets; and accelerate an increase in shareholder value, with the spin off of EncounterPRO and CyberMedx being the first actions in accreting that value.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (770) 919-7220 or by mail to our address at 2000 RiverEdge Pkwy, Ste GL 100A, Atlanta, Georgia 30328 Attn: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
FIFTH AMENDED AND CERTIFICATE OF AMENDMENT
OF
WIFIMED HOLDINGS COMPANY, INC.,
a Nevada corporation

(pursuant to Section 78.385 of the Nevada Revised Statutes )

WIFIMed Holdings Company, Inc., a corporation organized and existing under and by virtue of the Nevada Revised Statutes  (the “ Corporation ”), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

FIRST: That in accordance with the provisions of Section 78.385 of the Nevada Revised Statutes , the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Fifth Amended and Restated Certificate of Amendment of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that Article I of the Fifth Amended and Restated Certificate of Amendment is hereby amended and restated to read in full as follows:

“ ARTICLE I

The name of the corporation (hereinafter, the “Corporation”) is PROvisor Diversified Technologies Corp.”

SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 78.385 of the Nevada Revised Statutes .

THIRD: That the amendment of the Fourth Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 78.385 of the Revised Statutes  of the State of Nevada.

IN WITNESS WHEREOF, WIFIMed Holdings Company, Inc. has caused this Certificate of Amendment to be signed by Kathleen St. John, its duly authorized Secretary this              day of March 2009.

Kathleen St. John,
Corporate Secretary

A-1